Exhibit 10.37
VALIDUS HOLDINGS, LTD.
PERFORMAMCE SHARE AWARD AGREEMENT
          THIS AGREEMENT, made and entered into on the date of the Grant Letter, by and between Validus Holdings, Ltd. (the “Company”), a Bermuda corporation, and the individual listed in the Grant Letter as Participant (the “Participant”).
          WHEREAS, the Participant has been granted the following award under the Company’s 2005 Amended and Restated Long Term Incentive Plan (the “Plan”);
          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.
               1. Award of Performance Shares. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Participant is hereby awarded the number of Performance Shares set forth in the Grant Letter (the “Award”), subject to the terms and conditions of the Plan and those herein set forth. The Award is granted as of the date set forth in the Grant Letter. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.
               2. Terms and Conditions. It is understood and agreed that the Award of Performance Shares evidenced hereby is subject to the following terms and conditions:
                    (a) Vesting of Award. Subject to the provisions of this Section 2 below and the other terms and conditions of this Agreement, this Award shall vest on the vesting date as set forth in the Grant Letter (the “Vesting Date”) only to the extent that the Company’s Dividend Adjusted Performance Period End Diluted Book Value per Share (calculated as described in Section 2(b) below, “DADBVPS”) increases in the percentage amounts set forth in performance scale included in Annex A attached hereto during the Performance Period (as defined below) and the service requirements described below are maintained. All dividend equivalents (as provided in Section 2(j) below) and other amounts receivable in connection with any adjustments to the Shares under Section 4(b) of the Plan shall be subject to the vesting schedule herein and shall be paid to the Participant upon any vesting of the Performance Shares hereunder in respect of which such dividend equivalents or other amounts are payable.
                    (b) For purposes of this Agreement, Compounded Growth in DADBVPS for the Performance Period shall be calculated as follows:
     (i) Diluted book value per share (“DBVPS”) shall be calculated on a basis consistent with the Company’s external reporting of DBVPS, which for the avoidance of doubt, is based on total shareholders’ equity plus the assumed proceeds from the exercise of outstanding options and warrants (using the “as-if-converted” method, assuming all proceeds received upon exercise of warrants and stock options will be retained by the Company and the resulting common shares from exercise remain outstanding), divided by the sum of common shares, unvested restricted shares, options and warrants outstanding (assuming their exercise);
     (ii) “Performance Period” is three (3) years unless otherwise specified in the Grant Letter;
     (iii) “Grant Date DBVPS” is DBVPS as of the most recent fiscal quarter end preceding the Grant Date unless otherwise specified in the Grant Letter;
     (iv) “Performance Period End DBVPS” is DBVPS as of the end of the Performance Period;
     (v) “Dividend Adjusted Performance Period End DBVPS” or “DADBVPS” is Performance Period End DBVPS plus dividends declared during the Performance Period; and
               (vi) “Compounded Growth in DADBVPS” is ([Dividend Adjusted Performance Period End DBVPS/Grant Date DBVPS]^[1/Performance Period]-1), expressed as a percentage.
                    (c) Termination by a Group Company with Cause or as a result of the Participant’s Permanent Disability. If the Participant’s employment is terminated by a Group Company (as defined below) with Cause or as a result of the Participant’s Permanent Disability, any portion of the Award that is not vested on the date of Termination of Service shall be forfeited by the Participant and become the property of the Company. For purposes of this Agreement, the Participant shall be considered to have incurred a Termination of Service on the date notice of termination (“Notice of Termination”) of the Participant’s employment is given by the Participant (such date being a “Notice Date”), unless the Participant remains actively employed with any Group Company after such date, in which case a Termination of Service will be deemed to occur hereunder on the date the Participant ceases to be so actively employed. For purposes of this Agreement, “Cause” means (a) theft or embezzlement by the Participant with respect to the Company, any Subsidiary or any Affiliate (a “Group Company”); (b) malfeasance or gross negligence in the performance of the Participant’s duties; (c) the commission by the Participant of any crime involving moral turpitude; (d) willful or prolonged absence from work by the Participant (other than by reason of disability due to physical or mental illness or at the direction of any Group Company) or failure, neglect or refusal by the Participant to perform his or her duties and responsibilities without the same being corrected within ten (10) days after being given written notice thereof; (e) failure by the Participant to adequately perform his or her duties and responsibilities without the same being corrected within thirty (30) days after being given written notice thereof, as determined by the Company in good faith; (f) continued and habitual use of alcohol by the Participant to an extent which materially impairs the Participant’s performance of his or her duties without the same being corrected within ten (10) days after being given written notice thereof; (g) the Participant’s use of illegal drugs without the same being corrected within ten (10) days after being given written notice thereof; (h) the Participant’s failure to use his or her best efforts to obtain, maintain or renew any required work permit in a timely manner, without the same being corrected within ten (10) days after being given written notice thereof; (i) the Participant shall be or become prohibited by law from being a director (applicable only to directors); or (j) the Participant becomes bankrupt or makes any composition or enters into any arrangement with his creditors. For purposes of this Agreement, “Permanent Disability” means those circumstances where the Participant is unable to continue to perform the usual customary duties of his assigned job or as otherwise assigned by a Group Company for a period of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Any questions as to the existence of a Permanent Disability shall be determined by a qualified, independent physician selected by the Company and approved by the Participant (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.
                    (d) Termination by a Group Company not for Cause or by the Participant for Good Reason. Except as provided in Sections 2(f) and 2(g) below, 45% of the Award based on target performance (i.e., 12% Compounded Growth in DADBVPS) shall vest (i) in the event the Participant’s employment is terminated by a Group Company not for Cause, upon the delivery by such Group Company of a notice of termination not for Cause, or (ii) in the event the Participant’s employment is terminated by the Participant for Good Reason, at the end of the applicable correction period following the Participant’s delivery of Good Reason Notice, so long as the Group Company has not corrected the event or condition giving rise to Good Reason by the end of the correction period; and the remaining 55% of the Award will vest based on target performance on the Vesting Date but only if the Participant does not breach (i) any confidentiality, noncompetition, nonsolicitation or assignment of inventions policies, terms, conditions or restrictions established by any Group Company (or a committee thereof) or (ii) the applicable terms and restrictive covenants of any employment agreement or similar agreement entered into with a Group Company, including the duties owed during any “garden leave” period. In the event of the Participant’s breach of any of such terms, duties or covenants, any unvested portion of the Award shall be immediately forfeited by the Participant and become the property of the Company. For purposes of this Agreement, “Good Reason” means, without the Participant’s written consent, (a) a material reduction, in the aggregate, in the Participant’s Base Salary and benefits or (b) a material and adverse change by a Group Company in the Participant’s duties and responsibilities, other than due to the Participant’s failure to adequately perform such duties and responsibilities as determined by the Board in good faith, without the same being corrected within ten (30) days after being given written notice (“Good Reason Notice”) thereof; provided, however, that, notwithstanding any provision of this Agreement to the contrary, the Participant must give written notice of his intention to terminate his employment for Good Reason within sixty (60) days after the act or omission which constitutes Good Reason, and any failure to give such written notice within such period will result in a waiver by the Participant of his right to terminate for Good Reason as a result of such act or omission.

                    (e) Resignation Without Good Reason. If the Participant’s employment shall be terminated as a result of the Participant’s resignation or leaving of his employment, other than for Good Reason, no portion of the Award shall vest on or following the Notice Date. Any portion of the Award that has not vested on the Notice Date shall be forfeited by the Participant and become the property of the Company.
                    (f) Change in Control. Notwithstanding any provision of this Agreement to the contrary, if, within two years following a Change in Control, the Participant’s employment is terminated by a Group Company not for Cause or by the Participant for Good Reason, the Award shall become immediately vested in full based on target performance upon such termination of employment; provided, however, that the Compensation Committee may, in its sole discretion, determine in good faith to adjust the implied Compounded Growth in DADBVPS up to a maximum of 18%. For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Plan.
                    (g) Death of the Participant. If the Participant’s employment is terminated by reason of the Participant’s death, any unvested portion of the Award shall become immediately vested in full based on target performance.
                    (h) Termination of Service; Forfeiture of Unvested Shares. In the event of Termination of Service of the Participant other than as set forth above prior to the date the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company.
                    (i) Distribution of Shares. Upon the vesting of Performance Shares pursuant to Section 2 hereof and the satisfaction of any tax liability pursuant to Section 5 hereof, the certificates evidencing a number of vested Shares equal to the number of Performance Shares that vested shall be delivered to the Participant or other evidence of vested Shares shall be provided to the Participant.
                    (j) Rights of a Shareholder. Prior to the time a Performance Share is vested hereunder, the Participant shall have no rights as a shareholder, and shall not transfer, pledge, hypothecate or otherwise encumber such Performance Share. Notwithstanding the foregoing, during such period, the Participant shall have the right to vote and to receive dividend equivalents (subject to Section 2(a) hereof) on such Performance Shares in an amount equal to the dividends paid after the date of grant of this Award and on or prior to the Vesting Date on the number of Shares subject to the Performance Shares. Such dividend equivalents shall accumulate and shall be deferred for payment in cash upon the vesting of the Performance Shares with respect to which they are credited.
                    (k) No Right to Continued Employment. This Award shall not confer upon the Participant any right with respect to continuance of employment by any Group Company nor shall this Award interfere with the right of any Group Company to terminate the Participant’s employment at any time.

               3. Transfer of Shares. Any vested Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, the provisions of this Agreement, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.
               4. Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Participant. The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Shares.
               5. Taxation. The Participant agrees and undertakes to be responsible for, and to indemnify any relevant Group Company in respect of, any liability of such Group Company to account to any tax authority for any amount of, or representing, income tax or national insurance contributions (excluding any employer’s secondary national insurance contributions) or any other tax, charge, levy or other sum whether under the laws of the United Kingdom or otherwise which may arise on the Award and such agreement and/or undertaking may be in such form as the relevant Group Company may reasonably require. In the event that the Participant wishes to make an election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 for the full disapplication of Chapter 2 of the Income Tax (Earnings and Pensions) Act 2003 in relation to the Award, the relevant Group Company shall join the Participant in making such joint election which shall be made within fourteen (14) days of the date of this Agreement or, if earlier, within fourteen (14) days of the date on which the Performance Shares which are the subject matter of the Award are acquired by the Participant.
               6. Forfeiture Upon Breach of Certain Other Agreements. The Participant’s breach of any noncompete, nondisclosure, nonsolicitation, assignment of inventions, or other intellectual property agreement that he may be a party to with any Group Company, in addition to whatever other equitable relief or monetary damages that such Group Company may be entitled to, shall, for a period of five years from the date of grant, result in automatic rescission, forfeiture, cancellation, and return of any Shares (whether or not otherwise vested) held by the Participant, and all profits, proceeds, gains, or other consideration received through the sale or other transfer of the Shares shall be promptly returned and repaid to the Company.
               7. References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
               8. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:
Validus Holdings, Ltd.
Suite 1790,
48 Par-la-Ville Road
Hamilton HM11, Bermuda
Attn.: Chief Financial Officer
If to the Participant:
At the Participant’s most recent address shown on the Company’s corporate records, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.
               9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without giving effect to principles of conflict of laws.
               10. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.